Calculation of Filing Fee Tables
S-3
UMB FINANCIAL CORP
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Depositary Shares Each Representing a 1/400th Interest in a Share of 7.750% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B	457(o)	12,000,000	$ 25.00	$ 300,000,000.00	0.0001531	$ 45,930.00
Fees to be Paid	2	Equity	7.750% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B	457(o)	30,000		$ 0.00	0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 300,000,000.00		$ 45,930.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 45,930.00
Offering Note
[1]	(1) Calculated in accordance with Rule 457(o) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3ASR, filed with the Securities and Exchange Commission on April 11, 2025 (File No. 333-286487), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. (2) No separate consideration will be payable in respect of the Series B Preferred Stock that are being issued in connection with this offering.

[2]	(1) Calculated in accordance with Rule 457(o) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3ASR, filed with the Securities and Exchange Commission on April 11, 2025 (File No. 333-286487), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. (2) No separate consideration will be payable in respect of the Series B Preferred Stock that are being issued in connection with this offering.